                      PROXY STATEMENT PURSUANT TO SECTION 14(A)
                        OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /x/
Filed by Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

/x/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                          Stanford Telecommunications, Inc.
- - ---------------------------------------------------------------------------
                 (Name of Registrant as Specified in its Charter)

                                    Not Applicable
- - ---------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
     14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

     1)   Title of each class of securities to which transaction applies:
          _________________________________________________________________

     2)   Aggregate number of securities to which transaction applies:
          _________________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          _________________________________________________________________

     4)   Proposed maximum aggregate value of transaction:
          _________________________________________________________________

     5)   Total fee paid:
          _________________________________________________________________


/x/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount previously paid:  ________________________________________

     2)   Form, Schedule or Registration Statement No.:  __________________

     3)   Filing Party:  __________________________________________________

     4)   Date Filed:  ____________________________________________________

              [STANFORD TELECOMMUNICATIONS LETTERHEAD]




May 31, 1995




Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Stanford Telecommunications, Inc., which will be held Wednesday, June 28, 1995 at 6:00 p.m., local time at the Sunnyvale Sheraton Inn, 1100 North Mathilda Avenue, Sunnyvale, California 94089.

The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

To assure that your shares are represented, please read the Proxy Statement and promptly mark, date, sign and return the enclosed Proxy in the prepaid envelope provided.

The Board of Directors and management look forward to seeing you at the meeting.

Sincerely,



Dr. James J. Spilker, Jr.
Chairman of the Board and President

                   STANFORD TELECOMMUNICATIONS, INC.

               Notice of Annual Meeting of Stockholders

                       To Be Held June 28, 1995


     The Annual Meeting of the Stockholders of Stanford Telecommunications, Inc. (the "Company") will be held at the Sunnyvale Sheraton Inn, 1100 North Mathilda Avenue, Sunnyvale, California 94089, on Wednesday, June 28, 1995, at 6:00 P.M., local time for the following purposes:

     1. To elect eight directors to serve for the ensuing year as set forth in the attached Proxy Statement.

     2. To amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock, par value $.01 per share, from 10,000,000 to 15,000,000, and to eliminate provisions which authorize the Board of Directors to issue the Common Stock in series and which designate a series entitled "Series B Common Stock."

     3.  To amend and restate the Company's 1991 Stock Option Plan.

     4. To ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for the current fiscal year.

     5. To transact such other business as may properly come before the meeting and any adjournment thereof.

     The Board of Directors has fixed the close of business on May 1, 1995 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. In accordance with Delaware law, a complete list of stockholders entitled to notice of and to vote at the meeting will be available at the Company's executive offices, 1221 Crossman Avenue, Sunnyvale, California for ten days prior to the meeting.

     TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN. DATE AND RETURN THE ENCLOSED PROXY PROMPTLY.




                                  By order of the Board of Directors,



                                  GARY S. WOLF
                                  Secretary



Sunnyvale, California

May 31, 1995

                                                                    May 31, 1995



                        STANFORD TELECOMMUNICATIONS, INC.
                              1221 CROSSMAN AVENUE
                           SUNNYVALE, CALIFORNIA 94089


                                 PROXY STATEMENT
                                 ---------------

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Stanford Telecommunications, Inc., a Delaware corporation (the "Company"), of proxies in the accompanying form to be used at the Annual Meeting of Stockholders to be held on June 28, 1995 and any adjournment thereof. Proxies may be revoked at any time before they are voted by filing with the Secretary of the Company a written notice of revocation, or by duly executing a proxy bearing a later date. A proxy may also be revoked by any stockholder present at the meeting who expresses a desire to vote his or her shares in person. Subject to any such revocation, all shares represented by properly executed proxies will be voted in accordance with specifications on the enclosed proxy. If no choice is so specified, the shares will be voted FOR the election of the eight nominees for director listed in this Proxy Statement, FOR the amendment of the Company's Certificate of Incorporation, FOR the amendment and restatement of the Company's 1991 Stock Option Plan and FOR the ratification of Arthur Andersen LLP as the Company's independent public accountants.

     The close of business on May 1, 1995 has been fixed as the record date for determining the holders of the Common Stock entitled to notice of and to vote at the meeting. On such date the Company had 6,233,973 shares of Common Stock (the "Common Stock") outstanding and entitled to vote. Each outstanding share of Common Stock is entitled to one vote on all matters including the election of directors whose names have been placed in nomination. Those eight persons receiving the highest number of votes will be elected as the directors of the Company. A majority of the outstanding shares will constitute a quorum at the meeting. Abstentions and broker nonvotes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders and, as a result, have the same effect as negative votes.
Broker nonvotes will have the same effect as negative votes with respect to the proposal to amend the Company's Certificate of Incorporation, but will not be counted for purposes of determining whether any other proposal has been approved.

     A copy of the Company's 1995 Annual Report to Stockholders containing financial statements for the fiscal year ended March 31, 1995 accompanies this Proxy Statement.

     The expense of printing and mailing proxy material will be borne by the Company. The Company will reimburse brokers and nominees for their reasonable out-of-pocket expenses in forwarding soliciting material to beneficial owners of shares held of record by such brokers and nominees. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers and other employees of the Company by personal interview, telephone or telegraph; no additional compensation will be paid for such solicitation.

                              ELECTION OF DIRECTORS

     Eight directors are to be elected to serve until the next Annual
Meeting of Stockholders and until their respective successors are duly elected. All of the nominees named below are presently directors of the Company. In the event that any such nominees become unable or decline to serve for any reason, proxies may be voted for the election of the balance of those nominees named and for such other person or persons as the proxy holders or the present Board of Directors (the "Board") may select, or the size of the Board may be reduced in accordance with the By-laws of the Company. The Board has no reason to believe that any of the nominees named will be unable or unwilling to serve.

INFORMATION WITH RESPECT TO NOMINEES AND DIRECTORS
- - --------------------------------------------------

     Set forth below are the names and ages of the nominees and directors, their principal occupations at present and for the past five years, certain directorships held by certain of the nominees and the year in which each became a director of the Company.


           Name and Principal Occupation
            at Present and for the Past       Director
             Five Years; Directorships          Since          Age
           -----------------------------      --------         ---

James J. Spilker, Jr. . . . . . . . . . . .     1973            61

     Dr. Spilker, a founder of the
     Company, is Chairman of the Board,
     Chief Executive Officer and
     President.  From the Company's
     organization in May 1973 until
     August 1981, Dr. Spilker was
     Chairman of the Board, Executive
     Vice President and Technical
     Director.  He has been President
     and Chief Executive Officer since
     August 1981.

Michael Berberian . . . . . . . . . . . . .     1989            61

     Mr. Berberian, a private investor,
     was appointed to fill a vacancy on
     the Board of Directors in December
     1989.  From 1973 to 1990, he served
     on the Board of Directors of
     Lockheed Corp.

Leonard Schuchman . . . . . . . . . . . . .     1985            58

     Mr. Schuchman was elected as a
     Director of the company in April
     1985.  Mr. Schuchman joined the
     Company in January 1976 and became
     Vice President in February 1977.
     In March 1982, he was elected
     Senior Vice President responsible
     for directing the Company's Systems
     Engineering Division.  In March
     1994, he was appointed President of
     the Company's Systems Integration
     Group.

           Name and Principal Occupation
            at Present and for the Past       Director
             Five Years; Directorships          Since          Age
           -----------------------------      --------         ---

John W. Brownie . . . . . . . . . . . . . .     1973            61

     Mr. Brownie, a founder of the
     Company, served as Executive Vice
     President from June 1982 to January
     1985 and General Manager from July
     1981 to January 1985 when he
     retired from the Company.  He was a
     Director and Vice President
     commencing with the Company's
     organization in May 1973.

P. Marshall Fitzgerald  . . . . . . . . . .     1973            62

     Dr. Fitzgerald, a founder of the
     Company, has served as a Director
     since its organization in May 1973
     and as President from May 1973 to
     July 1981 when he retired from the
     Company.

Val P. Peline . . . . . . . . . . . . . . .     1985            64

     Dr. Peline was elected a Director
     of the Company in October 1985.
     Dr. Peline served as President of
     the Electronic Systems Group, a
     division of Lockheed Corp., from
     1987 until he retired from this
     position in March 1995.  Dr. Peline
     had been President of the Lockheed
     Space Division from 1984 to
     March 1987.  Dr. Peline will join
     the Company as its President and
     Chief Executive Officer effective
     June 1, 1995.

Milton W. Holcombe  . . . . . . . . . . . .     1990            62

     Mr. Holcombe was appointed to fill
     a vacancy on the Board of Directors
     in September 1990.  Mr. Holcombe
     served as President of Chrysler
     Technologies Airborne Systems, Inc.
     from 1988 to 1990.  In 1970, he
     co-founded Electrospace Systems,
     Inc. where he served as Group Vice
     President and Assistant Treasurer.

C. Jerome Waylan  . . . . . . . . . . . . .     1994            53

     Dr. Waylan was appointed to fill a
     vacancy on the Board of Directors
     in May 1994.  Dr. Waylan has served
     as executive vice president with
     GTE Personal Communications since
     1993.  Prior to his current
     position, Dr. Waylan served as
     president of GTE Spacenet
     Corporation from 1985 to 1993.
     Dr. Waylan founded the Southern

     Pacific Satellite Company in 1981,
     which was acquired by GTE in 1983.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL
                                              ---
NOMINEES NAMED.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES
- - ------------------------------------------

     The Company's Board held six meetings during fiscal year 1995. Each director attended 75% or more of the aggregate number of meetings of the Board and of the committees of the Board on which he serves, with the exception of Dr. Peline who attended 50% of the Audit Committee meetings and was absent from a Board meeting and abstained from participating in a Board meeting in which the Board discussed his qualifications and voted upon his election as President and Chief Executive Officer of the Company.

     The Board has appointed a Compensation Committee, an Audit Committee, a Stock Plans Committee and an Executive Committee. There is no nominating committee.

     The Compensation Committee held one meeting in fiscal year 1995. Its function is to determine or review and pass upon management's recommendations with respect to executive compensation and incentive bonuses. The members of the Compensation Committee during fiscal year 1995 were Dr. Fitzgerald and Messrs. Brownie, Berberian and Holcombe.

     The Audit Committee held two meetings in fiscal year 1995. Its functions are to monitor the effectiveness of the audit effort, to supervise the Company's financial and accounting organization and financial reporting and to select a firm of independent public accountants, whose duty it is to audit the books and accounts of the Company. The members of the Audit Committee during fiscal year 1995 were Dr. Peline and Messrs. Brownie, Berberian and Holcombe.

     The Stock Plans Committee took all necessary actions by unanimous written consent and by one telephone meeting in fiscal year 1995. Its functions are to supervise and manage the Company's Employee Stock Purchase Plan, the 1982 Stock Option Plan and the 1991 Stock Option Plan. The members of the Stock Plans Committee during fiscal year 1995 were Dr. Fitzgerald and Messrs. Brownie and Berberian.

     The Executive Committee did not meet in fiscal year 1995. Its functions are to address long term strategies and assess key business plans and make recommendations to management. The members of the Executive Committee during fiscal year 1995 were Dr. Fitzgerald and Messrs. Brownie and Berberian.

DIRECTORS' FEES
- - ---------------

     Each non-employee director of the Company receives an annual fee of $15,000.


                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table provides certain summary information concerning compensation paid to the Company's Chief Executive Officer and each of the other four most highly compensated executive officers for the fiscal years ended
March 31, 1993, 1994 and 1995.

                                                               Long-Term
                                                              Compensation
                                    Annual Compensation          Awards
                             -------------------------------  -------------
                                                               Securities
                             Fiscal                            Underlying     All Other
Name and Principal Position  Year       Salary      Bonus(1)   Options (#)  Compensation(2)
- - ---------------------------  ------     ------      --------   -----------  ---------------

James J. Spilker, Jr         1995       $234,452    $35,000       4,300        $7,208
Chairman, Chief Executive    1994       $215,010         $0       4,300        $7,706
Officer and President        1993       $215,010    $40,000           0        $7,678

Leonard Schuchman            1995       $181,479    $30,000      28,500        $6,222
Senior Vice President,       1994       $172,822    $17,000       3,220        $5,712
President of Systems         1993       $161,013    $30,000           0        $5,859
Integration Group and
Director

John E. Ohlson               1995       $168,002         $0       3,360        $5,776
Senior Vice President and    1994       $166,926    $10,000       3,220        $5,099
Chief Technical Officer      1993       $153,630    $30,000           0        $5,050

Gary S. Wolf                 1995       $159,440    $20,000      18,080        $4,936
Senior Vice President, Chief 1994       $151,850    $ 5,000       2,800        $4,757
Financial Officer, Secretary 1993       $140,005    $12,000           0        $4,740
and Treasurer

Hatch Graham                 1995       $152,403    $15,000       2,760        $4,148
Vice President               1994       $135,556         --      12,400        $3,725
                             1993       $120,016         --      30,000        $2,466
_____________

(1) Represents incentive bonuses paid during the fiscal year for prior year's performance pursuant to the Company's Officer Incentive Compensation Plan. Mr. Graham first became eligible for an incentive bonus pursuant to this plan during fiscal year 1995.

(2) For fiscal year 1995 includes the Company's contribution to the Pension and Profit Sharing portions of the Stanford Telecommunications, Inc. Employee Retirement Program as follows: J. J. Spilker, Jr., $6,457; L. Schuchman, $5,702; J. E. Ohlson, $5,314; G. S. Wolf, $4,711; and H.
        Graham, $3,975; and Company-paid life insurance premiums as follows:
        J. J. Spilker, Jr., $751; L. Schuchman, $520; J. E. Ohlson, $462; G. S. Wolf, $225; and H. Graham, $173.


OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information on option amounts in fiscal year 1995 to the named executive officers.

                                   Percent of
                      Number of      Total                           Potential Realized Value
                      Securities    Options                          of Assumed Annual Rate of
                      Underlying   Granted to                        Stock Price Appreciation
                      Securities   Employees   Exercise                  for Option Term(2)
                       Options     in Fiscal    Price    Exercise    --------------------------
       Name           Granted(1)     Year     Per Share    Date      0%        5%        10%
       ----           ----------   ---------- ---------  --------    --        --        ----

James J. Spilker, Jr.    4,300         3.4%     $15.75    5/17/99    $0     $ 18,711   $ 41,437

Leonard Schuchman       28,500        22.8%      15.75    5/17/99     0      124,015    274,043

John E. Ohlson           3,360         2.7%      15.75    5/17/99     0       14,621     32,308

Gary S. Wolf             3,080         2.5%      15.75    5/17/99     0       13,402     29,616
                        15,000        12.0%      13.125   3/10/00     0       54,393    120,194

Hatch Graham             2,760         2.2%      15.75    5/17/99     0       12,010     26,539
_____________

(1) All options granted in fiscal year 1995 were granted pursuant to the 1991 Stock Option Plan ("Plan"). The Plan provides for granting either incentive or non-qualified stock options. All options granted in fiscal year 1995 were nonqualified stock options granted at 100% of the fair market value of the Common Stock on the date of grant. The options expire five years from date of grant, unless earlier terminated in certain events related to termination of employment. The options vest 25% per year on each of the first four anniversaries of the option grant date, but vesting ceases when the optionee terminates employment. Options which have been held for at least one year will vest in full in the event of the sale, dissolution or liquidation of the Company, a merger or consolidation in which the Company is not the surviving corporation or becomes the subsidiary of another entity, or an offer to all stockholders of the Company to purchase more than 50% of the Company's outstanding shares.

(2) The 5% and the 10% assumed rates of appreciation applied to the option exercise price over the ten-year term are prescribed by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future price of its Common Stock. If the Company's Common Stock does not appreciate above the exercise price, the named executive officers will receive no benefit from the options.


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

     The following table shows the number of shares of Common Stock represented by outstanding stock options held by each of the named executive officers as of March 31, 1995. On March 31, 1995, the Company's Common Stock price was $15.50.


                                                        Number of            Value of
                                                        Securities          Unexercised
                                                        Underlying         In-the-Money
                                                       Unexercised          Options at
                                                    Options at FY-End         FY-End
                                                    -----------------    ---------------

                        Shares Acquired    Value       Exercisable/       Exercisable/
      Name                on Exercise     Realized    Unexercisable       Unexercisable
      ----              ---------------   --------    -------------      ---------------

James J. Spilker, Jr.       0 shares            0       1,075/7,525       $6,719/$20,156
                          Common Stock                 Common Stock

Leonard Schuchman           0 shares            0     20,805/30,915      $75,731/$15,094
                          Common Stock                 Common Stock

John E. Ohlson              0 shares            0        805/5,775        $5,031/$15,094
                          Common Stock                 Common Stock

Gary S. Wolf             10,000 shares    $54,500       700/20,180        $4,375/$48,750
                          Common Stock                 Common Stock

Hatch Graham                0 shares            0     16,225/23,935    $130,313/$128,437
                          Common Stock                 Common Stock



                     COMPENSATION AND STOCK PLANS COMMITTEES
                         REPORT ON EXECUTIVE COMPENSATION


EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is responsible for developing and recommending to the Board policies on compensation of the Company's senior executives. The Stock Plans Committee of the Board of Directors administers the Company's stock option plan and recommends to the Board policies on stock options and other equity-based incentives. Set forth below, in accordance with the rules of the Securities and Exchange Commission ("SEC"), is a joint report of the Compensation and Stock Plans Committees concerning those policies and how they were applied to the fiscal year 1995 compensation of Dr. James J. Spilker, Jr., President, Chief Executive Officer and Chairman of the Board, and all other executive officers.

GENERAL EXECUTIVE COMPENSATION POLICIES

     The Company's compensation program is designed to attract and retain qualified executives and to ensure that their efforts are directed toward the long-term interests of the Company and its stockholders. To that end, the Company strives to pay competitive base salaries and to provide incentive to its executives by linking individual compensation to Company and business unit performance through the incentive compensation plan, and to link executive and stockholder interests through the Company's stock option plan.

     The Compensation and Stock Plans Committees annually review salaries, incentive compensation and stock options, and other aspects of executive compensation. In general, the purpose of this evaluation is to ensure that the Company's overall executive compensation program remains competitive with other companies that are similar in revenues, profitability, asset size and markets served and that executive pay reflects both the individual's performance and the overall performance of the Company. Salary survey information from Western Management Group and Radford Associates for companies designated as "high technology companies," many of which are included in the S&P High Technology Index, as well as other publicly available sources are used in the evaluation to determine the competitiveness of the executive compensation program. The Compensation Committee attempts to establish base salaries for the Company's executive officers in the median range of those companies surveyed. Incentive compensation paid to those executive officers is targeted in the low range of those companies surveyed.

     In determining fiscal year 1995 compensation for executive officers, the Compensation Committee reviewed the Company's financial results for fiscal year 1994, together with a comparison against plan and results achieved during prior fiscal years. For fiscal year 1994, revenues and net income, excluding the cumulative effect of a change in accounting method, increased approximately 6% and 145% respectively from the previous fiscal year. The Compensation Committee evaluates company performance based primarily on profitability, with consideration also given to revenue growth.

SUMMARY OF FISCAL YEAR 1995 COMPENSATION PROGRAMS

     For fiscal year 1995, the executive compensation program consisted of base salary and participation in the Corporate Officer Incentive Compensation Plan and the Officer's Option Incentive Program.

BASE SALARY

     The Compensation Committee determines the base salaries of the Company's executive officers based on the Company's revenues and profitability for the prior year, its assessment of individual performance, and the comparability considerations described above. During fiscal year 1993, no base salary increases were awarded to the Company's executive officers. This decision was made consistent with the Company's efforts to reduce operating expenses. The average base salary increase for executive officers during fiscal years 1994 and 1995 was 4.5% and 5.6%, respectively, not including an increase in one officer's base salary during fiscal 1995 due to his promotion to an executive officer position.

CORPORATE OFFICER INCENTIVE COMPENSATION PLAN

     The Corporate Officer Incentive Compensation Plan is an annual incentive bonus plan that links the participant's incentive bonus award to the Company's profitability as measured by net income achieved as a percent of revenues for the most recently completed fiscal year. An incentive pool is established by first computing the Company's net income as a percentage of revenues. A numerical factor is assigned to the outcome of the first computation. The numerical factor increases as the percentage of net income to revenues increases. That factor is then multiplied by the net income dollars achieved for the most recent fiscal year to yield the incentive pool. Awards are made on the basis of each participant's individual contribution, as determined by the Compensation Committee, to the achievement of profitable operations. The Compensation Committee may distribute none or any portion of the pool to the executive officers. During fiscal year 1995, the Compensation Committee distributed 90% of the available pool.

     Dr. Spilker and Messrs. Schuchman, Wolf and Graham were participants in the Corporate Officer Incentive Compensation Plan and earned incentive bonus awards during fiscal year 1995 for their fiscal year 1994 performance.

STOCK OPTIONS

     The Compensation and Stock Plans Committees view stock options as a means of linking executive and stockholder interests. Each year, the Compensation and Stock Plans Committees consider and may approve stock option grants, determining such aspects as grant size, vesting schedules and plan participants.

     In May 1993, the Board of Directors adopted an Officer's Option
Incentive Program to establish a uniform policy governing annual option grants to eligible officers. All executive officers and other officers who have profit and loss responsibility are eligible to participate in the program. The number of options already held by the eligible participants is not a factor in determining whether an otherwise eligible officer will receive an option grant. It is anticipated that annual option grants will be made to certain officers of the Company, including the President as well as the four other most highly paid executive officers; however, the Compensation and Stock Plans Committees may exclude certain officers from receiving options as they deem appropriate. Options proposed under this program are subject to the Stock Plans Committee's discretion under the provisions of the Company's 1991 Stock Option Plan. During fiscal year 1995, a total of 39,167 options were granted pursuant to the Officer's Option Incentive Program, of which the President and the four other most highly paid executive officers received 17,000 options. The size of each grant depended primarily on a formula tied to the recipient's base salary.

     In addition to options granted pursuant to the Officer's Option
Incentive Program, the Stock Plans Committee approved separate grants to Messrs. Schuchman and Wolf of 25,000 and 15,000 options, respectively, during fiscal year 1995, due to Mr. Schuchman's promotion to a position as President of a business unit and due to the committee's assessment of Mr. Wolf's contributions to the Company and the comparability of his previous option grants to those of other Company executives.

DR. SPILKER'S FISCAL YEAR 1995 COMPENSATION

     The Compensation and Stock Plans Committees annually review Dr.
Spilker's performance to determine his base salary, incentive compensation and stock option grants. The purpose of this review is to ensure that Dr. Spilker's compensation package remains competitive with chief executives of other companies similar to the Company in revenues, profitability, asset size and markets served. Salary survey information from Western Management Group and Radford Associates as well as other publicly available sources are used in the evaluation to determine the competitiveness of Dr. Spilker's overall compensation. The Compensation Committee has determined that the President's base salary should approximate the median of those companies contained in the salary surveys, but that his incentive compensation should primarily be tied to the Company's profitability. Given the Company's increased revenues and profitability in fiscal year 1994 and the Compensation Committee's assessment of Dr. Spilker's contribution to those performance measures during fiscal year 1994, Dr. Spilker received incentive compensation of $35,000 during fiscal year 1995.

     In the Compensation Committee's opinion, Dr. Spilker is properly compensated when compared to others holding like positions in companies similar to the Company in revenues, profitability, asset size and markets served. In addition, Dr. Spilker is a substantial stockholder in the Company and thus has significant motivation to act on behalf of all stockholders to optimize overall Company performance.

OTHER

         In 1993, the Internal Revenue Code (the "Code") was amended to add section 162(m), which generally disallows a tax deduction for compensation paid to a company's senior executive officers in excess of $1,000,000 per person per year. Certain performance based compensation that has been approved by stockholders is not subject to the deduction limit. The Company intends to qualify compensation attributable to executive officer stock options for deduction under the Code, including new section 162(m). The Company is submitting for a vote of the stockholders at the Annual Meeting amendments to the 1991 Stock Option Plan that would, among other things, limit the number of options that can be granted to any individual over the life of the plan in order to maximize the deductibility of option grants under the plan. However, the Company reserves the right to pay compensation to its executives that may not be tax deductible.


                         COMPENSATION COMMITTEE

                             Milton Holcombe, Chairman
                             Michael Berberian
                             John Brownie
                             P. Marshall Fitzgerald

                         STOCK PLANS COMMITTEE

                             Michael Berberian, Chairman
                             John Brownie
                             P. Marshall Fitzgerald


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The SEC requires disclosure where an executive officer of a company served or serves as a director or on the compensation committee of another entity and an executive officer of such other entity served or serves as a director or on the compensation committee of the company. The Company does not have any such interlocks. Decisions as to executive compensation are made by the Compensation Committee and the Stock Plans Committee. During fiscal year 1995, the Compensation and Stock Plans Committees were comprised entirely of non-employee Directors. Dr. Fitzgerald and Mr. Brownie, who serve as members of both such committees, were former officers of the Company. Dr. Fitzgerald retired from the Company in 1981 and Mr. Brownie retired in 1985.

                              STOCK PERFORMANCE GRAPH

    Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the S&P 500 Composite Index and the S&P High Technology Composite Index for a period of five fiscal years ended March 31, 1995. "Total return," for the purpose of this graph, assumes reinvestment of all dividends.


                      Comparison of Cumulative Total Return
                 Stanford Telecommunications, Inc. Common Stock
       S & P 500 Composite Index and S & P High Technology Composite Index




                               [LINE GRAPH]



                             1990    1991    1992    1993    1994    1995
                            ------  ------  ------  ------  ------  ------

    S & P 500               100.00  114.41  127.05  148.39  148.55  171.88
    S & P High Technology   100.00  109.17  111.71  122.75  144.38  182.71
    Stanford Telecom        100.00  109.68   77.42  119.35  208.06  200.00


                                 STOCK OWNERSHIP

     The following table sets forth, as of March 31, 1995, the names and addresses of all persons who beneficially owned, to the knowledge of the Company, more than 5% of the outstanding shares of Common Stock, and the number of shares beneficially owned by all directors and nominees, each executive officer named in the Summary Compensation Table and all directors and executive officers as a group. Except as otherwise indicated and subject to community property laws where applicable, each person has sole investment and voting power with respect to the shares shown. Ownership information is based upon information furnished by the respective persons.


                                                  Beneficial Ownership
                                                    Of Common Stock
                                              ----------------------------
                                                Number           Percent
                                              of Shares         of Class
                                              ---------         ---------

James J. Spilker, Jr.(1)  . . . . . . . . .     672,878            10.8%
1221 Crossman Avenue
Sunnyvale, California 94089

Michael Berberian . . . . . . . . . . . . .     605,475             9.7%
2444 Main Street #220
Fresno, California 93721

Leonard Schuchman(2)  . . . . . . . . . . .     162,110             2.6%

John W. Brownie(3)  . . . . . . . . . . . .      34,975             *

P. Marshall Fitzgerald  . . . . . . . . . .      10,552             *

Val P. Peline . . . . . . . . . . . . . . .       1,250             *

Milton W. Holcombe  . . . . . . . . . . . .           0             --

John E. Ohlson(4) . . . . . . . . . . . . .      79,620             1.3%

Gary S. Wolf(5) . . . . . . . . . . . . . .      32,223             *

Hatch Graham(6) . . . . . . . . . . . . . .      17,998             *

All directors and executive officers
as a group (11 persons)(7) . . . . . . . . .  1,618,781            25.7%

Kopp Investment Advisors, Inc.(8)   . . . .   2,095,850            33.6%
6600 France Avenue South, Suite 672
Edina, Minnesota 55435
__________________

*    Less than 1%.

(1) Includes 3,225 shares subject to options exercisable within 60 days and 10,000 shares held by Dr. Spilker's wife.

(2)  Includes 28,735 shares subject to options exercisable within 60 days.

                                       -12-

(3)  Consists of shares held in trust for John W. and Alice Brownie.

(4)  Includes 2,450 shares subject to options exercisable within 60 days.

(5) Includes 2,170 shares subject to options exercisable within 60 days and 1,500 shares held by Mr. Wolf's minor daughter.

(6)  Includes 17,515 shares subject to options exercisable within 60 days.

(7)  Includes 55,595 shares subject to options exercisable within 60 days.

(8) As disclosed on Schedule 13G, dated February 10, 1995. Kopp Investment Advisors, Inc. exercises investment discretion as to these shares, although it does not vote the shares and is not the owner of record. Kopp Investment Advisors, Inc. Profit Sharing Plan beneficially owns and exercises sole voting and dispositive power as to 1,000 shares. LeRoy
     C. Kopp, who is the sole owner of Kopp Investment Advisors, Inc. and sole trustee of the Kopp Investment Advisors, Inc. Profit Sharing Plan, beneficially owns and exercises sole voting and dispositive power as to 61,000 shares. Mr. Kopp controls the Caring and Sharing Foundation, which is the beneficial owner of 20,000 shares.


          PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION

    TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 10,000,000
     TO 15,000,000, TO ELIMINATE PROVISIONS AUTHORIZING THE BOARD OF DIRECTORS
        TO ISSUE THE COMMON STOCK IN SERIES, AND TO ELIMINATE THE COMPANY'S
                           SERIES B COMMON STOCK

     The Board of Directors has unanimously approved the amendment of Article 4 of the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock, par value $.01 per share ("Common Stock"), from 10,000,000 to 15,000,000 and to eliminate certain provisions which currently authorize the Board of Directors to issue Common Stock in series and which designate a series of Common Stock entitled "Series B Common Stock." The Board of Directors recommends that the Company's stockholders approve this amendment.


     The Board of Directors believes that it is in the Company's best interests to increase the number of authorized shares of Common Stock in order to have additional authorized shares available for issuance to meet business needs as they arise. The Board of Directors believes that the availability of such additional shares will help the Company to attract and retain talented employees through the grant of stock options and other stock-based incentives. The availability of such shares will also provide the Company with the flexibility to issue Common Stock for other proper corporate purposes which may be identi-fied by the Board of Directors in the future, such as stock dividends, financings or acquisitions. No such transaction is currently contemplated by the Company. The additional authorized shares could also be issued pursuant to the Company's stockholder rights plan, which was adopted by the Board of Directors on May 9, 1995. The rights plan provides that when a single stockholder or a group of stockholders (the "acquiror") becomes the beneficial owner of 15% or more of the Company's Common Stock, all rights holders except for the acquiror may elect to purchase additional shares of Common Stock from the Company at an exercise price equal to one-half of the current stock price (or, in the event that there are insufficient shares of Common Stock available for issuance, the Company may take other measures to deliver value to rights holders, including a reduction in the exercise price of the rights, the delivery of debt or equity securities, or the delivery of cash or other assets). The dilutive effect to the acquiror of any such issuance would tend to discourage a change in control of the Company. The rights plan permits the Company to deliver consideration other than shares of Common Stock if the rights plan is triggered and there are insufficient shares of Common Stock available for issuance at that time. Accordingly, the increase in the number of authorized shares of Common Stock being recommended to the Company's stockholders is not necessary in order to implement the rights plan. However, the availability of additional shares of Common Stock will give the Company greater flexibility in implementing the rights plan in the event that it is triggered.


     Of the 10,000,000 shares of Common Stock currently authorized for issuance, approximately 3,119,520 shares are unissued and unreserved for issuance. If the proposed amendment to the Certificate of Incorporation is approved, the authorized shares of Common Stock in excess of those issued and reserved will be available for issuance at such times and for such corporate purposes as the Board of Directors may deem advisable without further action by the Company's stockholders, except as may be required by applicable laws or the rules of any stock exchange or national securities association trading system on which the Company's securities may be listed or traded. The Board of Directors does not intend to issue any Common Stock except on terms which the Board deems to be in the best interests of the Company and its then-existing stockholders. Management has no arrangements, agreements, understandings or plans at the present time for the issuance or use of the additional shares of Common Stock proposed to be authorized, except for the reservation of shares pursuant to the Company's employee benefit arrangements and stockholder rights plan, as described above. Because holders of Common Stock do not have preemptive rights, any future issuances of Common Stock could have a dilutive effect.

     The Board of Directors also believes that it is in the Company's best interests to delete the provisions of Article 4 of the Certificate of Incorporation which permit the issuance of Common Stock in various series, each having potentially different rights and restrictions. Of the 10,000,000 shares of shares of Common Stock currently authorized, the Certificate of Incorporation currently permits up to 800,000 shares to be issued as part of a series designated the "Series B Common Stock," and up to 200,000 shares to be issued in one or more additional series of Common Stock to be designated in the future. No shares of Series B Common Stock or of any such additional series have been issued, and no such issuances are planned. The Board of Directors believes that the Company can maintain an appropriate capital structure without reserving to the Board the ability to create various series of Common Stock.

     The full text of Article 4, as such Article is proposed to be amended, is as follows:

          The Corporation is authorized to issue only one class of shares of stock to be designated "Common Stock" and the total number of shares of stock which the Corporation shall have the authority to issue is fifteen million (15,000,000) shares of Common Stock, par value one cent ($.01) per share.

     The affirmative vote of the holders of a majority of the Company's outstanding Common Stock is required to approve this proposal. If approved by the stockholders, the proposed amendment to the Certificate of Incorporation will become effective upon the filing of a certificate of amendment with the Secretary of State of Delaware, which is expected to be accomplished on June 28, 1995 or as soon thereafter as practicable.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND
                                              ---
 ARTICLE 4 OF THE COMPANY'S CERTIFICATE OF INCORPORATION.


            PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE
                        COMPANY'S 1991 STOCK OPTION PLAN

     In February 1995, the Board of Directors amended and restated the Company's 1991 Stock Option Plan (the "1991 Plan"), subject to approval by the stockholders, to: (i) increase the number of shares of Common Stock authorized for issuance pursuant to options granted under the 1991 Plan by 500,000 shares,
(ii) permit nonstatutory stock options ("NSOs") to be granted with terms greater than 10 years, (iii) permit non-employee directors who do not serve on the committee which administers the 1991 Plan to receive discretionary grants of NSOs, (iv) include technical changes to conform the 1991 Plan to the deductibility requirements of section 162(m) of the Internal Revenue Code (the "Code") as described below and to Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (v) make certain other technical changes.

     In 1993, the Code was amended to add section 162(m). Section 162(m) places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any tax year with respect to each of the Company's highest paid executives, including compensation relating to the exercise of stock options. However, such compensation is not subject to deduction limits if certain limitations approved by stockholders are applied to stock options granted to executives. In order to maximize the deductibility of compensation relating to stock options granted to executive officers, the Company is requesting stockholder approval of the amendments to the 1991 Plan at the Annual Meeting.

     The following is intended to be a summary of the 1991 Plan's principal terms as amended and does not purport to be a complete statement of such terms. It is subject to and qualified in its entirety by reference to the text of the 1991 Plan, as proposed to be amended, a copy of which is available without charge from Gary S. Wolf, Senior Vice President, Chief Financial Officer, Secretary and Treasurer, Stanford Telecommunications, Inc., 1221 Crossman Avenue, Sunnyvale, California 94089.

     SHARES AVAILABLE FOR FUTURE GRANTS. As of May 11, 1995, 500,000 shares of Common Stock were authorized under the 1991 Plan, of which 96,735 shares were available for future grants. Upon approval of the amendment and restatement of the 1991 Plan, an additional 500,000 shares will become available for issuance pursuant to options granted under the 1991 Plan.

     ADMINISTRATION AND ELIGIBILITY. The 1991 Plan is administered by the Stock Plans Committee of the Board of Directors (the "Committee"). Currently, the Committee consists of at least three persons who are disinterested persons as defined in Rule 16b-3 under the Exchange Act. The Company is proposing to amend the 1991 Plan to comply with the amended provisions of Rule 16b-3 regarding the number of disinterested persons required to serve on the Committee.

     The Committee selects the key employees of the Company or any subsidiary who will receive stock options. Currently, there are approximately 141 participants in the 1991 Plan. The Company is proposing to amend the 1991 Plan to permit NSOs to be granted on a discretionary basis to non-employee directors who do not serve on the Committee.

     The Committee also determines (i) whether an option will be an incentive stock option ("ISO") or an NSO, (ii) the size of an option, (iii) the option vesting conditions and (iv) the term of the option, including the post-termination exercise periods. The Company is proposing to amend the 1991 Plan to provide that no key employee shall receive options for more than 250,000 shares of Common Stock over the term of the Plan. The Company is also proposing to amend the 1991 Plan to provide that the term of an NSO may exceed 10 years, and to provide that options may be transferred by a key employee, if the option agreement so provides. This latter amendment is an exception to the 1991 Plan's general rule that such transfers, other than by will or the laws of descent and distribution, are void.

     Under the 1991 Plan, the exercise price of an ISO must be equal to or greater than the fair market value of the Common Stock on the date of grant.
The 1991 Plan permits the grant of NSOs with an exercise price of at least 85% of fair market value on the date of grant. The closing price per share of the Company's Common Stock as reported on the Nasdaq National Market on May 11, 1995 was $14.00.

     The exercise price of an option may be paid in any lawful form permitted by the Committee. Permitted forms include (without limitation) the surrender of shares of Common Stock owned by the optionee for more than six months (or such lesser period as may be required by the Committee). The 1991 Plan also allows the optionee to pay the exercise price of an option by giving "exercise/sale directions." If exercise/sale directions are given, option shares sufficient to pay the exercise price and any withholding taxes are issued directly to a securities broker selected by the Company who, in turn, sells these shares in the open market. The broker remits to the Company the proceeds from the sale of these shares, and the optionee receives the remaining option shares or cash.

     The Company is also proposing to amend the 1991 Plan to permit further amendments of the 1991 Plan to be effected by the Board of Directors without further action of the Company's stockholders except as required by applicable law.

     FEDERAL INCOME TAX CONSEQUENCES. The following discussion of the federal income tax consequences of the ISOs and NSOs granted under the 1991 Plan is intended to be a summary of applicable federal law. State and local tax consequences may differ. Because the federal income tax rules governing options are complex and subject to frequent change, optionees are advised to consult their tax advisors prior to exercise of options or dispositions of stock acquired pursuant to option exercise.

     ISOs and NSOs are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of section 422 of the Code. NSOs need not comply with such requirements.

     An optionee is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an ISO for at least two years following grant and at least one year following exercise, the optionee's gain, if any, upon a subsequent disposition of such shares is long-term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee's basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to exercise of an ISO before satisfying the one and two-year holding periods described above, the optionee will recognize both ordinary income and capital gain in the year of disposition. The amount of the ordinary income will be the lesser of (i) the amount realized on disposition less the optionee's adjusted basis in the stock (usually the option price) or
(ii) the difference between the fair market value of the stock on the exercise date and the option price. The balance of the consideration received on such a disposition will be long-term capital gain if the stock had been held for at least one year following exercise of the ISO. The Company is not entitled to an income tax deduction on the grant or exercise of an ISO or on the optionee's disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the optionee disposes of the shares, in an amount equal to the ordinary income recognized by the optionee.

     An optionee is not taxed on the grant of an NSO. On exercise, however, the optionee recognizes ordinary income equal to the difference between the option price and the fair market value of the shares on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. Any gain on subsequent disposition of the shares is long-term capital gain if the shares are held for at least one year following exercise. The Company does not receive a deduction for this gain.

     NEW PLAN BENEFITS. The Committee will have full discretion to determine the number and amount of options to be granted to key employees and non-employee directors under the 1991 Plan. Therefore, the benefits and amounts that will be received by each of the named executive officers, the executive officers as a group, all other key employees and the non-employee directors as a group are not determinable. Details on stock options granted during the last three years to the named executive officers are presented in the table entitled "Summary Compensation Table."

     REQUIRED APPROVAL. The affirmative vote of the holders of a majority of the shares of Common Stock represented and entitled to vote at the Annual Meeting is required to approve the amendment and restatement of the 1991 Stock Option Plan. Unless marked to the contrary, proxies received will be voted FOR approval of the amendment and restatement of the Company's 1991 Stock Option Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND AND
                                              ---
RESTATE THE COMPANY'S 1991 STOCK OPTION PLAN.


                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board has selected Arthur Andersen LLP to serve as the Company's independent public accountants for fiscal year 1996. While it is not required to do so, the Board is submitting to the stockholders the selection of that firm for ratification in order to ascertain the stockholders' views. If such selection is not ratified by the affirmative vote of a majority of the shares of Common Stock present or represented at the meeting and entitled to vote, the Board will reconsider its selection.

     Representatives of Arthur Andersen LLP are expected to be present at the meeting and available to respond to appropriate questions. Such representatives will have the opportunity to make a statement if they desire to do so.

     THE BOARD OF DIRECTORS RECOMMENDS RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP.


                              STOCKHOLDER PROPOSALS

     To be considered for presentation at the 1996 Annual Meeting of Stockholders, a stockholder proposal must be received at the offices of the Company not later than February 1, 1996.


                                  OTHER MATTERS

     Management knows of no other business which will be presented for consideration at the meeting. If any other business is properly brought before the meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

     Whether or not you intend to be present at this meeting, you are urged to return your proxy promptly.

                              By order of the Board of Directors



                              GARY S. WOLF
                              Secretary

PROXY

                        STANFORD TELECOMMUNICATIONS, INC.
                      PROXY SOLICITED BY BOARD OF DIRECTORS
               FOR ANNUAL MEETING OF STOCKHOLDERS JUNE 28, 1995

     James J. Spilker, Jr. and Gary Wolf, or either of them, each with the power of substitution, are hereby authorized to represent and vote as designated on the reverse side the shares of the undersigned at the Annual Meeting of Stockholders of Stanford Telecommunications, Inc. to be held on Wednesday, June 28, 1995, or at any adjournment of the Annual Meeting.

     YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE VOTE AT THE ANNUAL MEETING.

     The undersigned hereby revokes any proxy or proxies heretofore given to vote such shares, and acknowledges receipt of the Notice of Annual Meeting and Proxy Statement relating to the June 28, 1995 Annual Meeting of Stockholders.

     Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the proxies will have the authority to vote "FOR" the election of directors and "FOR" Items 2, 3 and 4.

     PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE.

/x/ Please mark                                   /
    votes as in                                   /
    this example.                                 /-----

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS
AND "FOR" ITEMS 2, 3 and 4.
                                                           For Against Abstain
1.  Election of Directors.      2.  Amendment of the       / /   / /     / /
                                    Company's Certificate

Nominees:  Michael Berberian,       of Incorporation to
John W. Brownie, P. Marshall        increase the number of
Fitzgerald, Milton W.               authorized shares of
Holcombe, Val P. Peline,            Common Stock from
Leonard Schuchman, James J.         10,000,000 to 15,000,000,
Spilker, Jr., C. Jerome             to eliminate provisions
Waylan                              authorizing the Board of
 / /  FOR       / /  WITHHELD       Directors to issue the
      ALL            FROM ALL       Common Stock in series,
      NOMINEES       NOMINEES       and to eliminate the
                                    Company's Series B
                                    Common Stock.

                                3.  Amendment and         / /   / /     / /
                                    restatement of the
                                    Company's 1991
                                    Stock Option Plan.

                                4.  Ratification of the  / /    / /     / /
                                    appointment of
                                    Arthur Andersen &
                                    Co. as the Company's
                                    independent auditors
                                    for the current fiscal
                                    year.

                                 5. Upon any other matters which might properly
                                    come before the meeting.

                                                     MARK HERE        / /
                                                     FOR ADDRESS
                                                     CHANGE AND
                                                     NOTE AT LEFT


Please sign exactly as your name      Signature: ______________ Date ______ 1995
appears on this proxy.  If signing
for estates, trusts or corporations, Signature: ______________ Date ______ 1995 title and capacity should be stated.
If shares are held jointly, each
holder should sign.

                       STANFORD TELECOMMUNICATIONS, INC.
                       ---------------------------------

                             1991 STOCK OPTION PLAN
                             ----------------------
               (Amended and Restated Effective February 15, 1995)

                          TABLE OF CONTENTS

                                                                            Page

1.   Purpose  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

2.   Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

3.   Effective Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

4.   Administration . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
     (a)  Committee Procedures  . . . . . . . . . . . . . . . . . . . . . . .  4
     (b)  Committee Responsibilities  . . . . . . . . . . . . . . . . . . . .  4
     (c)  Modification, Extension and Renewal of Options  . . . . . . . . . .  6

5.   Eligibility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
     (a)  Ten Percent Shareholders  . . . . . . . . . . . . . . . . . . . . .  7
     (b)  Stock Ownership . . . . . . . . . . . . . . . . . . . . . . . . . .  7
     (c)  Outstanding Stock . . . . . . . . . . . . . . . . . . . . . . . . .  7

6.   Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

7.   Terms and Conditions of Options  . . . . . . . . . . . . . . . . . . . .  8
     (a)  Number of Shares  . . . . . . . . . . . . . . . . . . . . . . . . .  8
     (b)  Exercise Price  . . . . . . . . . . . . . . . . . . . . . . . . . .  8
     (c)  Medium and Time of Payment  . . . . . . . . . . . . . . . . . . . .  9
     (d)  Agreement To Serve  . . . . . . . . . . . . . . . . . . . . . . .   10
     (e)  Term and Exercise of Options; Nontransferability of Options . . .   10
     (f)  Termination of Employment . . . . . . . . . . . . . . . . . . . .   11
     (g)  Rights as a Stockholder . . . . . . . . . . . . . . . . . . . . .   11
     (h)  Other Provisions  . . . . . . . . . . . . . . . . . . . . . . . .   11

8.   Term of the Plan . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

9.   Adjustment of and Changes in the Shares  . . . . . . . . . . . . . . .   12

10.  Securities Law Requirements  . . . . . . . . . . . . . . . . . . . . .   15

11.  Amendment of the Plan  . . . . . . . . . . . . . . . . . . . . . . . .   16

12.  Deliveries of Certificates and Resale  . . . . . . . . . . . . . . . .   16

13.  Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

14.  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

15.  Execution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

                         STANFORD TELECOMMUNICATIONS, INC.
                         ---------------------------------

                             1991 STOCK OPTION PLAN
                             ----------------------

               (Amended and Restated Effective February 15, 1995)


     1.  Purpose.  This amended and restated Stock Option Plan of Stanford
         -------
Telecommunications, Inc., a Delaware corporation (the "Corporation"), and its eligible subsidiaries, is intended to provide incentive to employees of the Corporation or of its subsidiaries, to encourage employee proprietary interest in the Corporation, to encourage employees to remain in the employ of the Corporation or of its subsidiaries and to attract and retain the best available personnel for service as directors of the Corporation. Options granted under the Plan may include both Nonstatutory Options and Incentive Stock Options.
This amended and restated Plan (a) increases the number of shares subject to the Plan, (b) permits the grant of options to certain nonemployee directors, (c) adds an individual grant limitation required by Code section 162(m) for option income for certain individuals to be tax deductible by the Corporation, and (d) makes certain additional changes.

     2.  Definitions.
         -----------

     (a)  "Board" shall mean the Board of Directors of the Corporation.

     (b)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (c)  "Common Stock" shall mean the Common Stock of the Corporation.

     (d) "Committee" shall mean the Committee, if any, appointed by the Board in accordance with Section 4 of the Plan.

     (e) "Corporation" shall mean Stanford Telecommunications, Inc., a Delaware corporation.

     (f) "Employee" shall mean an individual (who may be an officer or a director) employed by the Company (within the meaning of Code section 3401 and the regulations thereunder).

     (g) "Exercise Price" shall mean the price per Share of Common Stock, determined by the Committee, at which an option may be exercised.

     (h) "Fair Market Value" shall mean the value of one (1) Share of Common Stock, determined as follows:

          (i) If the shares are traded on an exchange, the price at which Shares traded at the close of business on the date of valuation;

          (ii) If the shares are traded over-the-counter on The Nasdaq Stock Market, the mean between the bid and the asked price at the close of business on the date of valuation, or, in the event the shares are traded on The Nasdaq Stock Market, the last price on the date of valuation; and

          (iii) If neither (i) nor (ii) applies, the Fair Market Value as determined by the Committee in good faith. Such determination shall be conclusive and binding on all persons.

     (i)  "Incentive Stock Option" shall mean an Option described in Code section 422(b).

     (j) "Nonstatutory Option" shall mean an employee stock option not described in sections 422(b), 423(b) or 424(b) of the Code.

     (k) "Option" shall mean an Incentive Stock Option or a Nonstatutory Option granted pursuant to the Plan.

     (l) "Purchase Price" shall mean the Exercise Price times the number of whole Shares with respect to which an Option is exercised.

     (m) "Optionee" shall mean an Employee or a nonemployee member of the Board who has received an Option.

     (n) "Plan" shall mean this stock option plan, as amended and restated herein.

     (o) "Share" shall mean one Share of Common Stock, adjusted in accordance with Section 9 of the Plan (if applicable).

     (p) "Subsidiary" shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation where each of the corporations in the unbroken chain (other than the last corporation) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     3.  Effective Date.  This amended and restated Plan was adopted by the
         --------------
Board effective February 15, 1995; provided, however, that if the Plan, as hereby amended and restated, is not approved by the stockholders of the Corporation within twelve (12) months from the date of its adoption by the Board, the amended and restated Plan shall terminate and all Options granted hereunder shall be cancelled.

     4.  Administration.
         --------------

     (a)  Committee Procedures.  The Committee shall be designated by the Board
          --------------------
and shall have such membership composition which enables the Plan to qualify under Rule 16b-3 issued under the Securities Exchange Act of 1934 (the "Exchange Act") with regard to the grant of Options to persons who are subject to Section 16 of the Exchange Act. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Committee members, shall be valid acts of the Committee.

     (b)  Committee Responsibilities.  Subject to the provisions of the Plan,
          --------------------------
the Committee shall have full authority and discretion to take the following actions:

          (i)  To interpret the Plan and to apply its provisions;

          (ii) To adopt, amend or rescind rules, procedures and forms relating to the Plan;

          (iii) To authorize any person to execute, on behalf of the Corporation, any instrument required to carry out the purposes of the Plan;

          (iv)  To determine when Options are to be granted under the Plan;

          (v)  To select the recipients of Options;

          (vi) To determine the number of shares to be subject to each Option;

          (vii) To prescribe the terms and conditions of each Option, including (without limitation) the exercise price, the vesting or duration of the Option (including accelerating the vesting of the Option), to determine whether an Option is to be classified as an incentive stock option or a nonstatutory option, and to specify the provisions of the Option Agreement relating to such Option;

          (viii) To amend any outstanding Option, subject to applicable legal restrictions and to the consent of the Optionee who entered into such agreement;

          (ix) To prescribe the consideration for the grant of each Option under the Plan and to determine the sufficiency of such consider-ation;

          (x) To determine the disposition of each Option under the Plan in the event of an Employee's divorce or dissolution of marriage;

          (xi) To determine whether Options will be granted in replacement of other grants under an incentive or other compensation plan of an acquired business;

          (xii) To correct any defect, supply any omission, or reconcile any inconsistency in the Plan, or any Option; and

          (xiii) To take any other actions deemed necessary or advisable for the administration of the Plan.

Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate, except that the Committee may not delegate its authority with regard to the selection for participation of or the granting of Options under the Plan to persons subject to Section 16 of the Exchange Act. All decisions, interpretations and other actions of the Committee shall be final and binding on all Optionees, and all persons deriving their rights from an Optionee. No member of the Committee shall be liable for any action that he or she has taken or has failed to take in good faith with respect to the Plan or any Option to acquire Shares under the Plan.

     (c)  Modification, Extension and Renewal of Options.  Within the
          ----------------------------------------------
limitations of the Plan, the Committee may modify, extend or renew outstanding Options or may accept the cancellation of outstanding Options (to the extent not previously exercised) in return for the grant of new Options at the same or a different price or without regard to such grants. The foregoing notwith-standing, no modification of an Option shall, without the consent of the Optionee, impair his rights or increase his obligations under such Option.

     5.  Eligibility.  Optionees shall be such key Employees (who may be
         -----------
officers, whether or not they are directors) of the Corporation or of its Subsidiaries as the Committee shall, in its complete discretion, select, but subject to the terms and conditions set forth below. Optionees may also include any nonemployee member of the Board who is not a member of the Committee at the time of the grant.

     (a)  Ten Percent Shareholders.  An Employee who owns more than ten percent
          ------------------------
(10%) of the total combined voting power of all classes of outstanding stock of the Corporation, its parent or any of its Subsidiaries shall not be eligible to receive an Incentive Stock Option pursuant to this Plan unless, at the time such Option is granted to him or her, the Exercise Price of the Shares subject to such Option to such Employee is at least one hundred and ten percent (110%) of the Fair Market Value of such Shares, and such Option by its terms is not exercisable after the expiration of five (5) years from the date such Option is granted.

     (b)  Stock Ownership.  For purposes of this section, in determining stock
          ---------------
ownership, an Employee shall be considered as owning the Shares owned, directly or indirectly, by or for his brothers and sisters, spouse, ancestors, and lineal descendants. Shares owned, directly or indirectly, by or for a corporation, partnership, estate, or trust shall be considered as being owned proportionately by or for its shareholders, partners, or beneficiaries. Shares with respect to which such Employee holds an option shall not be counted.

     (c)  Outstanding Stock.  For purposes of this section, "Outstanding Stock"
          -----------------
shall include all Shares actually issued and outstanding immediately after the grant of the Incentive Stock

Option to the Optionee. Outstanding Stock shall not include treasury Shares or Shares authorized for issue under outstanding Options held by the optionee or by any other person.

     6.  Stock.  The stock subject to Options authorized to be granted under the
         -----
Plan shall consist of one million (1,000,000) Shares of the Corporation's authorized but unissued or reacquired Common Stock. In the event that any outstanding Option for any reason expires or is terminated, the Shares allocable to the unexercised portion of such Option may again be subject to an Option.

     The limitations established by this Section 6 shall be subject to adjustment upon the occurrence of the events specified and in the manner provided in Section 9 hereof.

     7.  Terms and Conditions of Options.  Options shall be evidenced by written
         -------------------------------
agreements in such form as the Committee shall from time to time determine, which agreements shall comply with and be subject to the following terms and conditions:

     (a)  Number of Shares.  Each Option shall state the number of Shares to
          ----------------
which it pertains and shall provide for the adjustment thereof in accordance with the provisions of Section 9 hereof. The Stock Option Agreement shall also specify whether the option is an Incentive Stock Option or a Nonstatutory Option. Notwithstanding the foregoing, no Optionee shall be granted Options pertaining to more than two hundred thousand (200,000) Shares over the life of the Plan.

     (b)  Exercise Price.  Each Option shall state the Exercise Price.  The
          --------------
Exercise Price under an Incentive Stock Option shall not be less than the Fair Market Value of a Share on the date of grant, or, in the case of an Option granted to an optionee who is described in Section 5(a) hereof, than one hundred ten percent (110%) of the Fair Market Value of a Share on the date of grant. The Exercise Price under a Nonstatutory Option shall be not less than eighty-five percent (85%) of the Fair Market Value of a Share on the date of grant.

     (c)  Medium and Time of Payment.  The Purchase Price shall be payable in
          --------------------------
full in United States dollars upon the exercise of the Option; provided, however, that, in its discretion, the Committee may permit the Purchase Price to be paid by one of the following the alternative methods:

          (i) The surrender of Shares in good form for transfer, owned for such period prescribed by the Committee by the person exercising the Option and having a Fair Market Value on the date of exercise equal to the Purchase Price;

          (ii) In any combination of cash and Shares, so long as the sum of the cash so paid and the Fair Market Value of the Shares so surrendered equals the Purchase Price;

          (iii) In whole or in part with a full recourse promissory note executed by the Optionee. No Share shall be issued until full payment therefor has been made.

          (iv) By delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate exercise price.

     As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Committee may require for the satisfaction of any federal, state or local tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Committee may require for the satisfaction of any federal, state or local tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option. Such arrangements may include share withholding or the delivery of previously owned Shares in accordance with the Committee's rules.

     (d)  Agreement To Serve.  Each Optionee shall agree that he or she will
          ------------------
remain in the Corporation's or a Subsidiary's employ or service for at least one year from the date of grant. Such provision does not offset the Corporation's right to terminate an Optionee's employ or service at any time and for any reason.

     (e)  Term and Exercise of Options; Nontransferability of Options.  Each
          -----------------------------------------------------------
Option shall specify the date when all or any installment of the Option is to become exercisable. The Option shall also specify the term of the Option, but in no event shall the term of an ISO be greater than ten (10) years from the date of grant. Subject to the preceding two sentences, the Committee in its sole discretion shall determine when all or any installment of an Option is to become exercisable and when an Option is to expire. Except to the extent the Option agreement otherwise provides, each Option shall be transferable only by will or the laws of descent and distribution and shall only be exercisable by the Optionee during his or her lifetime.

     (f)  Termination of Employment.  Each Option shall set forth the extent to
          -------------------------
which the Optionee shall have the right to exercise the Option following termination of employment and/or service with the Corporation or a Subsidiary, and the right to exercise the Option of any executors or administrators of the Optionee's estate or any person who has acquired such Option(s) directly from the Optionee by bequest or inheritance. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment and/or service.

     (g)  Rights as a Stockholder.  An Optionee or a transferee of an Optionee
          -----------------------
shall have no rights as a stockholder with respect to any Shares covered by his or her Option until the date of the issuance of a stock certificate for such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 9.

     (h)  Other Provisions.  The Option agreements authorized under the Plan
          ----------------
shall contain such other provisions not inconsistent with the terms of the Plan, including, without limitation, restrictions upon the exercise of the Option, as the Committee shall deem advisable.

     8.  Term of the Plan.  Options may be granted until the termination of the
         ----------------
Plan on January 26, 2001.

     9.  Adjustment of and Changes in the Shares.  In the event the outstanding
         ---------------------------------------
Shares, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation or of another corporation (whether by reason of reorganization, merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise), or if the number of the outstanding Shares of the Corporation shall be increased through the payment of a stock dividend, the Committee shall substitute for or add to each Share theretofore appropriated or thereafter subject to or which may become subject to an Option, the number and kind of shares of stock or other securities into which each outstanding Share shall be so changed, or for which each Share shall be exchanged, or to which each such Share shall be entitled, as the case may be. In addition, the Committee shall make appropriate adjustment in the number and kind of shares as to which outstanding Options, or portions thereof then unexercised, shall be exercisable, so that any Optionee's proportionate interest in the Corporation by reason of his rights under unexercised portions of such Options shall be main-tained as before the occurrence of such event. Such adjustment in outstanding options shall be made without change in the total price to the unexercised portion of the Option and with a corresponding adjustment in the Option price per Share.

     Notwithstanding the foregoing, in the event of the sale, dissolution or liquidation of the Corporation, a merger or consolidation in which the Corporation is not the surviving or resulting corporation, or a merger or consolidation in which the Corporation becomes the subsidiary of another person or entity, the Committee shall have the power to cause the termination of every Option outstanding hereunder, except that the surviving, resulting or parent corporation may, in its absolute and uncontrolled discretion, tender an option or options to purchase its shares on its terms and conditions, both as to the number of shares and otherwise; provided, however, that in all events, each Optionee shall have the right, immediately prior to such sale, dissolution, liquidation, merger or consolidation, to notification thereof as soon as practicable and, thereafter, to exercise each Option with respect to which a period of at least one (1) year has elapsed from the date of grant of the Option, and purchase Shares subject thereto to the extent of any unexercised portion of such Option, regardless of any vesting provisions hereunder. This right of exercise shall be conditioned upon the execution of a final plan of dissolution or liquidation or a definitive agreement of merger or consolidation and upon the Corporation's receipt of written notice of such exercise at least five (5) days prior to such sale, dissolution, liquidation, merger or consolidation. For purposes of this paragraph, the Corporation shall be deemed to be a "subsidiary" of any person or entity that owns or controls, directly or indirectly, more than fifty percent (50%) of the outstanding shares of the Corporation.

     In the event of an offer by any person or entity to all shareholders of the Corporation to purchase more than fifty percent (50%) of the Shares outstanding immediately prior to such offer (or shares of stock or other securities which shall be substituted for such Shares or to which such Shares shall be adjusted as provided in this Section 9), any Optionee shall have the right upon the commencement of such offer to exercise each Option with respect to which of a period at least one year has elapsed from the date of grant of the Option, and purchase Shares subject thereto to the extent of any unexercised or unvested portion of such Option, regardless of any vesting provisions hereunder. This right of exercise shall be conditioned upon the consummation of the transaction described in the preceding sentence and upon the Corporation's receipt of written notice of such exercise at least five (5) days prior to the consummation of such transaction.

     No right to purchase fractional Shares shall result from any adjustment in Options pursuant to this Section 9. In case of any such adjustment, the Shares subject to the Option shall be rounded down to the nearest whole Share. Notice of any adjustment shall be given by the Committee to each Optionee and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

     To the extent any adjustments required pursuant to this Section 9 relate to stock or securities of the Corporation, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

     Except as expressly provided in this Section 9, an Optionee shall have no rights by reason of any of the following events: (i) a subdivision or consolidation of shares of stock of any class; (ii) payment of any stock dividend; (iii) any other increase or decrease in the number of shares of stock of any class; or (iv) any dissolution, liquidation, merger, consolidation or spin-off of assets or stock of another corporation. Any issue by the Corporation of shares of stock of any class, or securities convertible into shares of any class, shall not affect the number or price of Shares subject to the Option, and no adjustment by reason thereof shall be made.

     The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, recapitalizations, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

     10.  Securities Law Requirements.  No Shares shall be issued upon the
          ---------------------------
exercise of any Option unless and until the Corporation has determined that:
(i) it and the Optionee have taken all actions required to register the Shares under the Securities Act of 1933 or perfect an exemption from the registration requirements thereof; (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and (iii) any other applicable provision of state or federal law has been satisfied.

     11.  Amendment of the Plan.  The Board may suspend or discontinue the Plan
          ---------------------
or revise or amend it in any respect whatsoever, and any such action shall be subject to the approval of the Corporation's stockholders only to the extent required by applicable laws, regulations or rules.

    12.  Deliveries of Certificates and Resale.  Certificates for the Shares
         -------------------------------------
acquired through the exercise of an Option shall be delivered to the Optionee involved as soon as possible after such exercise and the receipt by the Corporation of payment for such Shares. Such certificates shall be subject to such legends, stop-transfer instructions, or other conditions as counsel for the Corporation may require in order to ensure the Corporation's compliance with all applicable state and federal laws. There is no assurance that an Optionee may sell the Shares acquired through the exercise of an Option until such Shares have been registered or qualified for such sale with the Securities and Exchange Commission and any appropriate state agencies. The Corporation is not obligated to so register or qualify such Shares.

     13.  Construction.  As used herein, the singular shall include the plural,
          ------------
and vice versa, and the masculine shall include the feminine.

     14.  Governing Law.  The interpretation and performance of the Plan shall
          -------------
be governed by the laws of the State of Delaware.

     15.  Execution.  To record the adoption of the amended and restated Plan by
          ---------
the Board, the Corporation has caused its duly authorized officer to affix the corporate name and seal hereto.

                                       STANFORD TELECOMMUNICATIONS, INC.



                                       By _______________________________

                                       As its ___________________________